EXHIBIT INDEX

EXHIBIT A:
 Attachment to item 77B:
 Accountants report on internal control

EXHIBIT B:
  Attachment to item 77H:
  Changes in control of Registrant

EXHIBIT C:
 Attachment to item 77Q3:
 Clarification of certain NSAR information
-------------------------------------------------------

EXHIBIT A:
Report of Independent Auditors

To the Shareholders and Board of Trustees
Scudder Investments VIT Funds

In planning and performing our audit of the financial statements of Scudder Investments VIT Funds (Equity 500 Index Fund, Small Cap Index Fund, and EAFE Equity Index Fund)(the "Funds") for the year ended December 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition. Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the information and use of the Board of Trustees and management of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP
Philadelphia, Pennsylvania
February 6, 2004


      Report of Ernst & Young LLP, Independent Auditors

To the Shareholders and
Board of Trustees of Scudder Investments VIT Funds

In planning and performing our audit of the financial statements of Scudder Real Estate Securities Portfolio, a series of Scudder Investments VIT Funds (formerly, Deutsche
Asset Management VIT Funds), for the period from May 1,
2003 to December 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, not to provide assurance on internal control.

The management of Scudder Investments VIT Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United
States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the information and use of management and the Board of Trustees of Scudder
Investments VIT Funds and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young LLP
Boston, Massachusetts
February 13, 2004



EXHIBIT B:



FUND CODE/NAME:     380	/SCUDDER VIT REAL ESTATE SECURITIES - B


				SOCIAL	ACCOUNT SHARE BALANCE
ACCOUNT NUMBER	REGISTRATION	TAX ID NUMBER	DEALER/DLR BRANCH
	CODE  	PERCENT OF TOTAL SHRS

6203872571-9	THE MANUFACTURES LIFE INS CO(USA)  ###-##-#### 62038/001
	900	"600,176.99"
	500 BOYLSTON ST STE 400
	BOSTON MA  02116-3740				75.81%





	TOTAL NUMBER OF ACCOUNTS FOR FUND			9
	TOTAL NUMBER OF SHARES FOR FUND			"791,684.10"




EXHIBIT C:
Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 14 and 15 completely, the rest of the answer is as follows:

ITEM 14: ADDITIONAL AFFILIATED BROKER/DEALERS

Execution Ltd.

IBOXX Ltd.

K & N Kenanga Bhd

K&N Kenanga Holdings Bhd

Kenanga Deutsche Futures

Kenanga Deutsche Futures Sdn Bhd

MaxBlue Investimentos Distribuidora de Titulos e Valores Mobiliarios S.A.

Morgan Grenfell & Co Limited

Morgan Grenfell Private Equity Limited

Morgan Grenfell Securities

MTS Japan Securities Co. Ltd.

National Discount Brokers Group, Inc.

Nissay Deutsche Asset Management Europe Limited (33%)

OTC Deriv Limited

Pro Capital Spolka Akcyjna

PT Bina Tatalaksana Pasifik

PT BT Prima Securities Indonesia

PT Deutsche Securities Indonesia

Regis Partners Inc.

Scudder Kemper Investors

SOCX LLC

Tasfiye Halinde Bankers Trust Menkul Degerler A.S.

TheMarkets.com

Tokai Deutsche Asset Management Limited (40%)

Yieldbroker Pty Ltd.

*AsiaBondPortal

*BondsinAsia

*BT Opera Trading S.A. (dormant)

*DB Securities S. A.

*DBS Finance S. A.

*LoanX

*Mortgage Ramp

*Swapsclear

*Swapswire Limited

*Volbroker.com Limited

*Yensai

Banca Carime S.p.A.

Bank Inicjatyw Spoleczno-Ekonomicznych SA

Dr. Jung & Partner GmbH

EDORA Funding GmbH

EuroPace IPD Ltd.

eXtrahyp.de Aktiengesellschaft

Millennium Clearing Company, L.L.C.

Minex Corporation

Osaka Stock Exchange Co., Ltd.

Scudder Weisel Capital, L.L.C.

SLB Funding GmbH

TISCO Securities Hong Kong Limited

WERDA Betelligungsgesellschaft mbG


ITEM 15: ADDITIONAL SUB-CUSTODIANS

                   STATE STREET
               GLOBAL CUSTODY NETWORK
                  SUB-CUSTODIANS

Vietnam    The Hongkong and Shanghai Banking Corporation
           Limited, Ho Chi Minh City

Zambia     Barclays Bank of Zambia PLC, Lusaka

Zimbabwe   Barclays Bank of Zimbabwe Limited, Harare